Exhibit 99.1
UNITED NATURAL FOODS, INC. REPORTS
FIRST QUARTER FISCAL 2026 RESULTS
Providence, RI - December 2, 2025 -- United Natural Foods, Inc. (NYSE: UNFI) (the “Company” or “UNFI”) today reported financial results for the first quarter of fiscal 2026 (13 weeks) ended November 1, 2025.

First Quarter Fiscal 2026 Performance (comparisons to first quarter fiscal 2025)
•Net sales decreased 0.4% to $7.8 billion
•Net loss of $4 million; Loss per diluted share (EPS) of $0.06
•Adjusted EBITDA(1) increased 24.6% to $167 million
•Adjusted EPS(1) increased to $0.56
•Net cash used in operating activities of $38 million; Free cash flow(1) used of $54 million
Recent Financial and Operational Summary
•Methodically deploying supply chain solutions and lean to drive continuing customer service improvements; lean daily management now implemented in 34 distribution centers
•Adjusted EBITDA growth of 24.6% and $105 million improvement in free cash flow driven by continued focus on effectiveness and efficiency initiatives, including the incremental benefits of lean daily management
•Net leverage ratio(1) declined sequentially to 3.2x, lowest since fiscal 2023; remain on track to achieve net leverage target of 2.5x(2) or less by end of fiscal year
•Affirms fiscal 2026 outlook

“We started fiscal 2026 with another quarter of solid execution and continued progress in delivering more value to our customers and suppliers as we strengthen effectiveness and efficiency. Our network optimization is proceeding ahead of schedule, and the benefits of recent supply chain investments, coupled with process improvements, is enabling us to strengthen service levels and increase throughput. This helped us deliver Adjusted EBITDA growth of nearly 25%, free cash flow meaningfully above last year and a sequential net leverage decline,” said Sandy Douglas, UNFI’s CEO.

Douglas continued, “As we move further into fiscal 2026, our focus remains on continuing to improve service levels while building tailored solutions and enhanced capabilities to help our customers and suppliers execute their unique growth strategies.”

First Quarter Fiscal 2026 Summary

	13-Week Period Ended		Percent Change
($ in millions, except for per share data)	November 1, 2025	November 2, 2024
Net sales(3)	$7,840	$7,871	(0.4)%
Natural	$4,240	$3,838	10.5%
Conventional	$3,325	$3,764	(11.7)%
Retail	$554	$586	(5.5)%
Eliminations	$(279)	$(317)	(12.0)%
Net loss	$(4)	$(21)	N/M
Adjusted EBITDA(1)	$167	$134	24.6%
Loss per diluted share (EPS)	$(0.06)	$(0.35)	N/M
Adjusted earnings per diluted share (Adjusted EPS)(1)	$0.56	$0.16	250.0%
Net cash used in operating activities	$(38)	$(110)	N/M
Payments for capital expenditures	$(16)	(49)	(67.3)%
Free cash flow(1)	$(54)	$(159)	N/M
N/M - not meaningful
(1)Please refer to the tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
(2)See additional information at the end of this release regarding non-GAAP financial measures. The Company is unable to provide a full reconciliation for outlook to the most comparable GAAP measure without unreasonable effort due to the difficulty in predicting the amounts for certain adjustment items.

(3)We updated our segment reporting in the fourth quarter of fiscal 2025 to align with how the business is operated and managed. Prior period amounts have been recast to conform with our current period presentation.
Net sales decreased 0.4% in the first quarter of fiscal 2026 compared to the same period in the prior year, primarily driven by continued growth in natural segment sales more than offset by an anticipated decrease in conventional sales primarily due to the transition out of the Allentown, Pennsylvania distribution center as well as strategic store closures in retail resulting in lower sales.

Gross profit in the first quarter of fiscal 2026 was $1.1 billion, an increase of $13 million, or 1.3%, compared to the first quarter of fiscal 2025. The gross profit rate in the first quarter of fiscal 2026 was 13.4% of net sales compared to 13.2% of net sales in the first quarter of fiscal 2025. The increase in the gross profit rate was driven by the positive impact of network optimization and customer mix, the favorable impact of supplier programs and higher levels of procurement gains.

Operating expenses in the first quarter of fiscal 2026 were $996 million, or 12.7% of net sales, compared to $1,015 million, or 12.9% of net sales, in the first quarter of fiscal 2025. The decrease in operating expenses as a percentage of net sales was driven by the benefits from cost saving initiatives, including higher levels of distribution center productivity.

Interest expense, net for the first quarter of fiscal 2026 was $34 million compared to $36 million for the first quarter of fiscal 2025 driven by lower average outstanding debt balances.

Effective tax rate for the first quarter of fiscal 2026 was a benefit of 55.6% on pre-tax loss compared to a benefit of 16.7% on pre-tax loss for the first quarter of fiscal 2025. The change from the first quarter of fiscal 2025 was primarily driven by discrete tax benefits from favorable audit settlements and employee stock awards in the first quarter of fiscal 2026.

Net loss for the first quarter of fiscal 2026 was $4 million. Net loss for the first quarter of fiscal 2025 was $21 million.

Net loss per diluted share was $0.06 for the first quarter of fiscal 2026 compared to net loss per diluted share of $0.35 for the first quarter of fiscal 2025. Adjusted EPS was $0.56 for the first quarter of fiscal 2026 compared to $0.16 in the first quarter of fiscal 2025.

Adjusted EBITDA for the first quarter of fiscal 2026 was $167 million compared to $134 million for the first quarter of fiscal 2025.

Capital Structure and Financing Overview
•Free Cash Flow – Net cash used in operating activities was $38 million in the first quarter of 2026 compared to $110 million in the first quarter of fiscal 2025. The Company made payments of $16 million for capital expenditures in the first quarter of 2026 compared to $49 million in the first quarter of fiscal 2025, resulting in free cash flow used of $54 million in the first quarter of 2026, compared to free cash flow used of $159 million in the first quarter of fiscal 2025.
•Net Leverage – Total outstanding debt, net of cash, was $1.90 billion at the end of the first quarter of fiscal 2026, reflecting an increase of $63 million compared to the end of the fourth quarter of fiscal 2025 and a decrease of $331 million compared to the end of the first quarter of fiscal 2025. The Net leverage ratio was 3.2x as of November 1, 2025.
•Liquidity – As of November 1, 2025, total liquidity was approximately $1.33 billion, consisting of $38 million in cash, plus the unused capacity of approximately $1.29 billion under the Company’s asset-based lending facility.

Fiscal 2026 Outlook (1)

The Company is affirming its full-year outlook:

Fiscal Year Ending August 1, 2026 (52 weeks)	Full Year Outlook
Net sales ($ in billions)	$31.6 - $32.0
Net income ($ in millions)	$0 - $50
EPS (2)	$0.00 - $0.80
Adjusted EPS (2)(3)(4)	$1.50 - $2.30
Adjusted EBITDA (4) ($ in millions)	$630 - $700
Capital and cloud implementation expenditures (4)(5) ($ in millions)	~ $250
Free cash flow (4)(5) ($ in millions)	~ $300

(1)The outlook provided above is for fiscal 2026 only. This outlook is forward-looking, is based on management’s current estimates and expectations and is subject to a number of risks, including many that are outside of management’s control. See cautionary Safe Harbor Statement below.
(2)Earnings per share amounts as presented include rounding.
(3)The Company uses an adjusted effective tax rate in calculating Adjusted EPS. The outlook for Adjusted EPS reflects a tax rate of 25%. See additional information at the end of this release regarding the non-GAAP financial measure adjusted effective tax rate.
(4)See additional information at the end of this release regarding non-GAAP financial measures. The Company is unable to provide a full reconciliation for outlook to the most comparable GAAP measure without unreasonable effort due to the difficulty in predicting the amounts for certain adjustment items.
(5)The components of Capital and cloud implementation expenditures for fiscal 2026 will be primarily dependent on the nature of certain contracts to be executed. As such, the Company is unable to reconcile the outlook for Free cash flow as well as Capital and cloud implementation expenditures in fiscal 2026 to the most directly comparable financial measures calculated in accordance with GAAP.

Conference Call and Webcast

The Company’s first quarter fiscal 2026 conference call and audio webcast will be held today, Tuesday, December 2, 2025 at 8:30 a.m. ET. A webcast of the conference call (and supplemental materials) will be available to the public, on a listen only basis, via the internet at the Investors section of the Company’s website www.unfi.com. The call can also be accessed at (800) 715 - 9871 (conference ID 5462932). An online archive of the webcast (and supplemental materials) will be available for 120 days.

About United Natural Foods

UNFI is North America’s premier grocery wholesaler delivering the widest variety of fresh, branded, and owned brand products to more than 30,000 locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, eCommerce providers, and foodservice customers. UNFI also provides a broad range of value-added services and segmented marketing expertise, including proprietary technology, data, market insights, and shelf management to help customers and suppliers build their businesses and brands. UNFI is committed to building a food system that is better for all and is uniquely positioned to deliver great food, more choices, and fresh thinking to customers. To learn more about how UNFI is delivering value for its stakeholders, visit www.unfi.com.

INVESTOR CONTACTS:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144 sbloomquist@unfi.com

Kristyn Farahmand
Chief Strategy Officer
612-439-6625 kristyn.farahmand@unfi.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including under the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended August 2, 2025 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2025 and other filings the Company makes with the SEC, and include, but are not limited to, our dependence on principal customers; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition, including as a result of the continuing consolidation of retailers and the growth of consumer choices for grocery and consumable purchases; our ability to realize the anticipated benefits of our strategic initiatives; changes in relationships with our suppliers; our ability to develop, implement, operate and maintain, and rely on third parties to operate and maintain, reliable and secure technology systems, and the effectiveness of the Company’s business continuity plans in response to an incident impacting the Company’s technology systems, such as the unauthorized incident on its technology systems; labor and other workforce shortages and challenges; the addition or loss of significant customers or material changes to our relationships with these customers; our ability to realize anticipated benefits of strategic transactions; our ability to continue to grow sales, including of our higher margin natural and organic foods and non-food products; our ability to maintain sufficient volume in our Natural and Conventional businesses to support our operating infrastructure; our ability to access additional capital; increases in healthcare, pension and other costs under our single employer benefit plan and multiemployer benefit plans; the potential for additional asset impairment charges; our sensitivity to general economic conditions including inflation, tariff policy and changes in disposable income levels and consumer purchasing habits; our ability to timely and successfully deploy our warehouse management system throughout our distribution centers and our transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the potential for disruptions in our supply chain or our distribution capabilities from circumstances beyond our control, including due to lack of long-term contracts, severe weather, labor shortages or work stoppages or otherwise; the effect of adverse decisions in, or settlement of, litigation or other proceedings to which we are subject; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; changes in tax laws and regulations, and actions by federal, state and local taxing authorities related to the interpretation and application of such tax laws and regulations; our ability to maintain food quality and safety; and volatility in fuel costs. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release the non-GAAP financial measures Adjusted EBITDA, Adjusted EPS, adjusted effective tax rate, Free cash flow, Net leverage ratio and Capital and cloud implementation expenditures. Adjusted EBITDA is a consolidated measure which the Company reconciles by adding Net (loss) income including noncontrolling interests, less Net income attributable to noncontrolling interests, plus Non-operating income and expenses, including Net periodic benefit income, excluding service cost, Interest expense, net and Other (income) expense, net, plus (Benefit) provision for income taxes and Depreciation and amortization all calculated in accordance with GAAP, plus adjustments for Share-based compensation, non-cash LIFO charge or benefit, Restructuring, acquisition and integration related expenses, Goodwill impairment charges, Loss (gain) on sale of assets and other asset charges, certain legal charges and gains, and certain other non-cash charges or other items, as determined by management. Adjusted EPS is a consolidated measure, which the Company reconciles by adding Net income attributable to UNFI plus the LIFO charge or benefit, Goodwill impairment benefits and charges, Restructuring, acquisition, and integration related expenses, gains and losses on sales of assets, certain legal charges and gains, surplus property depreciation and interest expense, losses on debt extinguishment, the impact of diluted shares when GAAP earnings is presented as a loss and non-GAAP earnings represent income, and the tax impact of adjustments and the adjusted effective tax rate, which tax impact is calculated using the adjusted effective tax rate, and certain other non-cash charges or items, as determined by management. The adjusted effective tax rate is calculated based on adjusted net income before tax and excludes the potential impact of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. Free cash flow is defined as net cash used in operating activities less payments for capital expenditures. Net leverage ratio (previously referred to as Net Debt to Adjusted EBITDA leverage ratio) is defined as the total carrying value of the Company’s outstanding short- and long-term debt and finance lease liabilities less net cash and cash equivalents, the sum of which is divided by the trailing four quarters Adjusted EBITDA. Capital and cloud implementation expenditures is defined as the sum of payments for capital expenditures and cloud technology implementation expenditures.

The reconciliation of these non-GAAP financial measures to their comparable GAAP financial measures and the calculation of Net leverage ratio are presented in the tables appearing below, where practicable. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting Adjusted EBITDA and Adjusted EPS aids in making period-to-period comparisons, assessing the performance of the Company’s business and understanding the underlying operating performance and core business trends by excluding certain adjustments not expected to recur in the normal course of business or that are not meaningful indicators of actual and estimated operating performance. The Company believes that providing the adjusted effective tax rate gives investors a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations. The inclusion of Free cash flow assists investors in understanding the cash generating ability of the Company separate from cash generated by the sale of assets. Net leverage ratio is a commonly used metric that assists investors in understanding and evaluating the Company’s capital structure and changes to its capital structure over time. The Company believes that providing Capital and cloud implementation expenditures provides investors with better visibility into the Company's total investment expenditures. The components of Capital and cloud implementation expenditures for fiscal 2026 will be primarily dependent on the nature of certain contracts to be executed. Management utilizes and plans to utilize these non-GAAP financial measures to compare the Company’s operating performance during fiscal 2026 to the comparable periods in fiscal 2025 and to internally prepared projections. These non-GAAP financial measures may differ from similarly titled measures of other companies.

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except for per share data)

	13-Week Period Ended
	November 1, 2025	November 2, 2024
Net sales	$7,840	$7,871
Cost of sales	6,789	6,833
Gross profit	1,051	1,038
Operating expenses	996	1,015
Restructuring, acquisition and integration related expenses	22	12
Loss on sale of assets and other asset charges	14	6
Operating income	19	5
Net periodic benefit income, excluding service cost	(6)	(5)
Interest expense, net	34	36
Other income, net	—	(2)
Loss before income taxes	(9)	(24)
Benefit for income taxes	(5)	(4)
Net loss including noncontrolling interests	(4)	(20)
Less net income attributable to noncontrolling interests	—	(1)
Net loss attributable to United Natural Foods, Inc.	$(4)	$(21)

Basic loss per share	$(0.06)	$(0.35)
Diluted loss per share	$(0.06)	$(0.35)

Weighted average shares outstanding:
Basic	60.7	59.6
Diluted	60.7	59.6

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except for par values)

	November 1, 2025	August 2, 2025
ASSETS
Cash and cash equivalents	$38	$44
Accounts receivable, net	1,028	1,093
Inventories, net	2,237	2,095
Prepaid expenses and other current assets	194	191
Total current assets	3,497	3,423
Property and equipment, net	1,703	1,749
Operating lease assets	1,424	1,474
Goodwill	19	19
Intangible assets, net	558	576
Deferred income taxes	162	162
Other long-term assets	198	192
Total assets	$7,561	$7,595
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,926	$1,875
Accrued expenses and other current liabilities	288	319
Accrued compensation and benefits	157	227
Current portion of operating lease liabilities	150	173
Current portion of long-term debt and finance lease liabilities	7	8
Total current liabilities	2,528	2,602
Long-term debt	1,917	1,859
Long-term operating lease liabilities	1,384	1,400
Long-term finance lease liabilities	11	11
Pension and other postretirement benefit obligations	14	14
Other long-term liabilities	159	155
Total liabilities	6,013	6,041
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5.0 shares; none issued or outstanding	—	—
Common stock, $0.01 par value, authorized 100.0 shares; 63.4 shares issued and 60.9 shares outstanding at November 1, 2025; 63.1 shares issued and 60.6 shares outstanding at August 2, 2025	1	1
Additional paid-in capital	659	658
Treasury stock at cost	(86)	(86)
Accumulated other comprehensive loss	(43)	(42)
Retained earnings	1,016	1,020
Total United Natural Foods, Inc. stockholders’ equity	1,547	1,551
Noncontrolling interests	1	3
Total stockholders’ equity	1,548	1,554
Total liabilities and stockholders’ equity	$7,561	$7,595

UNITED NATURAL FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	13-Week Period Ended
(in millions)	November 1, 2025	November 2, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss including noncontrolling interests	$(4)	$(20)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	77	80
Share-based compensation	11	7
Gain on sale of assets	—	(1)
Long-lived asset impairment charges	10	—
Net pension and other postretirement benefit income	(6)	(5)
LIFO charge	5	7
Provision for losses on receivables	27	1
Non-cash interest expense and other adjustments	1	1
Changes in operating assets and liabilities
Accounts and notes receivable	38	(149)
Inventories	(147)	(230)
Prepaid expenses and other assets	42	79
Accounts payable	53	224
Accrued expenses and other liabilities	(145)	(104)
Net cash used in operating activities	(38)	(110)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(16)	(49)
Proceeds from dispositions of assets	—	4
Payments for investments	—	(2)
Net cash used in investing activities	(16)	(47)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under revolving credit line	809	339
Repayments of borrowings under revolving credit line	(751)	(176)
Repayments of long-term debt and finance leases	(3)	(4)
Payments of employee restricted stock tax withholdings	(5)	(4)
Distributions to noncontrolling interests	(2)	(1)
Net cash provided by financing activities	48	154
EFFECT OF EXCHANGE RATE ON CASH	—	—
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6)	(3)
Cash and cash equivalents, at beginning of period	44	40
Cash and cash equivalents, at end of period	$38	$37
Supplemental disclosures of cash flow information:
Cash paid for interest	$44	$48
Cash refunds for federal, state, and foreign income taxes, net	$(1)	$(2)
Leased assets obtained in exchange for new operating lease liabilities	$6	$183
Leased assets obtained in exchange for new finance lease liabilities	$—	$1
Additions of property and equipment included in Accounts payable	$5	$14

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (unaudited)
UNITED NATURAL FOODS, INC.

Reconciliation of Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

	13-Week Period Ended
(in millions)	November 1, 2025	November 2, 2024
Net loss including noncontrolling interests	$(4)	$(20)
Adjustments to net loss including noncontrolling interests:
Less net income attributable to noncontrolling interests	—	(1)
Net periodic benefit income, excluding service cost	(6)	(5)
Interest expense, net	34	36
Other income, net	—	(2)
Benefit for income taxes	(5)	(4)
Depreciation and amortization	77	80
Share-based compensation	11	7
LIFO charge	5	7
Restructuring, acquisition and integration related expenses(1)	22	12
Loss on sale of assets and other asset charges(2)	14	6
Business transformation costs(3)	4	18
Cybersecurity incident(4)	4	—
Other adjustments(5)	11	—
Adjusted EBITDA	$167	$134
(1)Fiscal 2026 primarily reflects adjustments to previously recorded multiemployer pension plan withdrawal liabilities, distribution center and store closure charges and costs and costs associated with certain employee severance and other employee separation costs. Fiscal 2025 primarily reflects costs associated with certain employee severance and other employee separation costs.
(2)Fiscal 2026 primarily includes a $10 million non-cash asset impairment charge related to the decision to close certain retail store locations.
(3)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(4)Fiscal 2026 includes costs and charges related to the Cybersecurity Incident, of which $13 million are included within Gross profit and $1 million are included within Operating expenses in the Condensed Consolidated Statements of Operations. These were partially offset by $10 million of insurance recoveries which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(5)Fiscal 2026 reflects accrued costs related to an agreement to settle certain legal proceedings, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.

Reconciliation of Net loss attributable to United Natural Foods, Inc. to Adjusted net income and Adjusted EPS (unaudited)

	13-Week Period Ended
(in millions, except per share amounts)	November 1, 2025	November 2, 2024
Net loss attributable to United Natural Foods, Inc.	$(4)	$(21)
Restructuring, acquisition and integration related expenses(1)	22	12
Loss on sale of assets and other asset charges other than losses on sales of receivables(2)	10	1
LIFO charge	5	7
Business transformation costs(3)	4	18
Cybersecurity incident(4)	4	—
Other adjustments (5)	11	—
Tax impact of adjustments and adjusted effective tax rate(6)	(17)	(7)
Adjusted net income	$35	$10

Diluted weighted average shares outstanding	62.8	61.1
Adjusted EPS(7)	$0.56	$0.16
(1)Fiscal 2026 primarily reflects adjustments to previously recorded multiemployer pension plan withdrawal liabilities, distribution center and store closure charges and costs and costs associated with certain employee severance and other employee separation costs. Fiscal 2025 primarily reflects costs associated with certain employee severance and other employee separation costs.
(2)Loss on sale of assets and other asset charges, as reflected here, does not include losses on sales of receivables under the accounts receivable monetization program, which are included in Loss on sale of assets and other asset charges on the Condensed Consolidated Statements of Operations and are not adjusted in the calculation of Adjusted EPS. Fiscal 2026 primarily includes a $10 million non-cash asset impairment charge related to the decision to close certain retail store locations.
(3)Reflects costs associated with business transformation initiatives, primarily including third-party consulting costs and licensing costs, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(4)Fiscal 2026 includes costs and charges related to the Cybersecurity Incident, of which $13 million are included within Gross profit and $1 million are included within Operating expenses in the Condensed Consolidated Statements of Operations. These were partially offset by $10 million of insurance recoveries which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(5)Fiscal 2026 reflects accrued costs related to an agreement to settle certain legal proceedings, which are included within Operating expenses in the Condensed Consolidated Statements of Operations.
(6)Represents the tax effect of the pre-tax adjustments using an adjusted effective tax rate. The adjusted effective tax rate is calculated based on adjusted net income before tax, and its impact reflects the exclusion of changes to uncertain tax positions, valuation allowances, tax impacts related to the vesting of share-based compensation awards and discrete GAAP tax items which could impact the comparability of the operational effective tax rate. The Company believes using this adjusted effective tax rate will provide better consistency across the interim reporting periods since each of these discrete items can cause volatility in the GAAP tax rate that is not indicative of the underlying ongoing operations of the Company. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company’s effective tax rate on ongoing operations.
(7)Adjusted earnings per share amounts are calculated using actual unrounded figures.

Calculation of Net leverage ratio (unaudited)

(in millions, except ratios)	November 1, 2025
Current portion of long-term debt and finance lease liabilities	$7
Long-term debt	1,917
Long-term finance lease liabilities	11
Less: Cash and cash equivalents	(38)
Net carrying value of debt and finance lease liabilities	1,897
Adjusted EBITDA(1)	$585
Net leverage ratio	3.2x
(1)Adjusted EBITDA for purposes of this calculation reflects the summation of the trailing four quarters ended November 1, 2025. Refer to the following table for the reconciliation of Adjusted EBITDA trailing four quarters.

Reconciliation of trailing four quarters Net loss including noncontrolling interests to Adjusted EBITDA (unaudited)

(in millions)	52-Week Period Ended November 1, 2025
Net loss including noncontrolling interests	$(99)
Adjustments to net loss including noncontrolling interests:
Less net income attributable to noncontrolling interests	(2)
Net periodic benefit income, excluding service cost	(21)
Interest expense, net	144
Other income, net	(1)
Benefit for income taxes	(40)
Depreciation and amortization	318
Share-based compensation	47
LIFO benefit	(4)
Restructuring, acquisition and integration related expenses	104
Loss on sale of assets and other asset charges	50
Business transformation costs	33
Cybersecurity incident	30
Other adjustments	26
Adjusted EBITDA(1)	$585
(1)Adjusted EBITDA for purposes of this calculation reflects the summation of the trailing four quarters ended November 1, 2025.

Reconciliation of Net cash used in operating activities to Free cash flow (unaudited)

	13-Week Period Ended
(in millions)	November 1, 2025	November 2, 2024
Net cash used in operating activities	$(38)	$(110)
Payments for capital expenditures	(16)	(49)
Free cash flow	$(54)	$(159)

Reconciliation of Payments for capital expenditures to Capital and cloud implementation expenditures (unaudited)

	13-Week Period Ended
(in millions)	November 1, 2025	November 2, 2024
Payments for capital expenditures	$16	$49
Cloud technology implementation expenditures(1)	1	4
Capital and cloud implementation expenditures	$17	$53
(1)Cloud technology implementation expenditures are included in operating activities in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of estimated 2026 and actual 2025 U.S. GAAP effective tax rate to adjusted effective tax rate (unaudited)

	Estimated Fiscal 2026	Actual Fiscal 2025
U.S. GAAP effective tax rate	20%	25%
Discrete quarterly recognition of GAAP items(1)	2%	(1)%
Tax impact of other charges and adjustments(2)	4%	(13)%
Changes in valuation allowances(3)	(1)%	5%
Other(4)	—%	—%
Adjusted effective tax rate(4)	25%	16%
Note: As part of the year-end reconciliation, we update the reconciliation of the GAAP effective tax rate for actual results.
(1)Reflects changes in tax laws, uncertain tax positions, the tax impacts related to the exercise of share-based compensation awards and any prior-year deferred tax or payable adjustments. This includes prior-year Internal Revenue Service or other tax jurisdiction audit adjustments.
(2)Reflects the tax impact of pre-tax adjustments that are excluded from pre-tax income when calculating Adjusted EPS.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations.
(4)The Company establishes an estimated adjusted effective tax rate at the beginning of the fiscal year based on the best available information. The Company re-evaluates its estimated adjusted effective tax rate as appropriate throughout the year and adjusts for any material changes. The actual adjusted effective tax rate at the end of the fiscal year is based on actual results and accordingly may differ from the estimated adjusted effective tax rate used during the year.